Exhibit 99.2

MEDNAX Announces Management Transition Plan

CFO Karl Wagner to Become Anesthesia Group President; Vivian LopezBlanco to Become CFO

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--May 7, 2009--MEDNAX, Inc. (NYSE:MD) today announced a management transition plan that will lead to the promotions of its Chief Financial Officer, Karl B. Wagner, to the newly created position of President of the Company’s American Anesthesiology operating group, and MEDNAX’s Treasurer, Vivian LopezBlanco, to Chief Financial Officer. The transition is expected to be completed by the end of 2009.

The management transition is a progression of the Company’s development under a holding company structure that included its name change from Pediatrix Medical Group, Inc., at the beginning of 2009, to reflect the Company’s growth in anesthesia physician services to accompany its traditional neonatal, maternal fetal and pediatric subspecialty services.

Mr. Wagner, 43, will lead the development of American Anesthesiology as a national group practice of anesthesiologists and advanced practice anesthetists, as well as administrative infrastructure that will be required to support the group’s clinical activities. American Anesthesiology currently includes more than 450 anesthesiologists and advanced practice anesthetists who provide patient care at acute-care hospitals, ambulatory surgery centers, physician offices and pain management centers in northern Virginia, Atlanta, Georgia, and Raleigh, North Carolina.

Mr. Wagner joined Pediatrix in 1997 as Controller, and was promoted to Chief Financial Officer in 1998. Prior to joining Pediatrix, he was Chief Financial Officer for the East Region of Columbia/HCA’s Ambulatory Surgery Group.

Ms. LopezBlanco, 51, joined MEDNAX in May 2008 as Treasurer. She was Chief Financial Officer of Carrols Corporation’s Hispanic Restaurants Division, which includes the Pollo Tropical and Taco Cabana concepts, and had combined annual revenue of more than $400 million in 2007. Ms. LopezBlanco joined Pollo Tropical in 1997 as Controller and was promoted to CFO in 1998. She led the Company through its acquisition by Carrols. Prior to Pollo Tropical, Ms. LopezBlanco was with the accounting firm of Arthur Andersen.

About MEDNAX

MEDNAX, Inc., is a national medical group that comprises the nation’s leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services as well as anesthesia services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Pediatrix Medical Group, a unit of MEDNAX, was founded in 1979 and now includes neonatal physicians who provide services at more than 250 neonatal intensive care units, who collaborate with affiliated maternal-fetal medicine, pediatric cardiology and pediatric intensivist physician subspecialists to provide a clinical care continuum. Pediatrix is also the nation’s largest provider of newborn hearing screens. In 2007, the Company expanded into anesthesia services. Today, American Anesthesiology includes more than 450 anesthesiologists and advanced practitioners. MEDNAX, through its affiliated professional corporations, employs more than 1,275 physicians in 32 states and Puerto Rico. Additional information is available at www.mednax.com.

Certain statements and information in this press release may be deemed to contain forward-looking statements which may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by MEDNAX’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and MEDNAX undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in MEDNAX’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well MEDNAX’s current reports on Form 8-K, filed with the Securities and Exchange Commission.

CONTACT:
MEDNAX, Inc., Fort Lauderdale
Bob Kneeley, Director, Investor Relations, 954-384-0175, x-5300
bob_kneeley@mednax.com